Exhibit 23.1



      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of ANSYS, Inc., relating to the 1996 Stock Option and Grant Plan, of our report dated January 29, 1998 on our audits of the consolidated financial statements of ANSYS, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 which report is included in the Company's 1997 Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP



Pittsburgh, Pennsylvania
July 17, 1998